Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2013 Equity Incentive Plan of Mirati Therapeutics, Inc. of our report dated March 17, 2014, with respect to the consolidated financial statements of Mirati Therapeutics, Inc. for the year ended December 31, 2013 included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

Montreal, Canada	/s/ Ernst & Young LLP(1)
June 2, 2015

(1)CPA auditor, CA, public accountancy permit no. A120254